Exhibit 10.18

A portion of this document is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.


                            364-DAY CREDIT AGREEMENT

                          Dated as of October 31, 1997

                                      among

                           GLENAYRE ELECTRONICS, INC.,
                                  as Borrower,

                         GLENAYRE TECHNOLOGIES, INC. AND
                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                               NATIONSBANK, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS.........................................................1
     1.1    Definitions........................................................1
     1.2    Computation of Time Periods.......................................18
     1.3    Accounting Terms..................................................18

SECTION 2  CREDIT FACILITIES..................................................19
     2.1    Loans.............................................................19
     2.2    Letter of Credit Subfacility......................................20

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES.....................24
     3.1    Default Rate......................................................24
     3.2    Extension and Conversion..........................................24
     3.3    Prepayments.......................................................24
     3.4    Termination and Reduction of Committed Amount.....................25
     3.5    Fees..............................................................25
     3.6    Capital Adequacy..................................................26
     3.7    Limitation on Eurodollar Loans....................................26
     3.8    Illegality........................................................27
     3.9    Requirements of Law...............................................27
     3.10   Treatment of Affected Loans.......................................28
     3.11   Taxes.............................................................28
     3.12   Compensation......................................................30
     3.13   Pro Rata Treatment................................................30
     3.14   Sharing of Payments...............................................31
     3.15   Payments, Computations, Etc.......................................32
     3.16   Evidence of Debt..................................................33

SECTION 4  GUARANTY...........................................................33
     4.1    The Guarantee.....................................................33
     4.2    Obligations Unconditional.........................................34
     4.3    Reinstatement.....................................................35
     4.4    Certain Additional Waivers........................................35
     4.5    Remedies..........................................................35
     4.6    Rights of Contribution............................................35
     4.7    Continuing Guarantee..............................................36

SECTION 5  CONDITIONS.........................................................36
     5.1    Closing Conditions................................................36
     5.2    Conditions to all Extensions of Credit............................37

SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................38
     6.1    Financial Condition...............................................38
     6.2    No Change; Dividends..............................................39
     6.3    Organization and Good Standing....................................39
     6.4    Power; Authorization; Enforceable Obligations.....................39
     6.5    No Conflicts......................................................40
     6.6    No Default........................................................40
     6.7    Ownership.........................................................40
     6.8    Indebtedness......................................................40
     6.9    Litigation........................................................40
     6.10   Taxes.............................................................40

     6.11   Compliance with Laws..............................................40
     6.12   ERISA.............................................................41
     6.13   Subsidiaries......................................................41
     6.14   Governmental Regulations, Etc.....................................42
     6.15   Purpose of Loans and Letters of Credit............................42
     6.16   Environmental Matters.............................................43
     6.17   Intellectual Property.............................................43
     6.18   Solvency..........................................................43
     6.19   Investments.......................................................43
     6.20   Disclosure........................................................43
     6.21   No Burdensome Restrictions........................................44
     6.22   Labor Matters.....................................................44
     6.23   Nature of Business................................................44

SECTION 7  AFFIRMATIVE COVENANTS..............................................44
     7.1    Information Covenants.............................................44
     7.2    Preservation of Existence and Franchises..........................46
     7.3    Books and Records.................................................46
     7.4    Compliance with Law...............................................46
     7.5    Payment of Taxes and Other Indebtedness...........................46
     7.6    Insurance.........................................................47
     7.7    Maintenance of Property...........................................47
     7.8    Performance of Obligations........................................47
     7.9    Use of Proceeds...................................................47
     7.10   Audits/Inspections................................................47
     7.11   Financial Covenants...............................................47
     7.12   Additional Credit Parties.........................................48
     7.13   Funded Debt Reduction.............................................48

SECTION 8  NEGATIVE COVENANTS.................................................48
     8.1    Indebtedness......................................................48
     8.2    Liens.............................................................49
     8.3    Nature of Business................................................49
     8.4    Consolidation, Merger, Dissolution, etc...........................49
     8.5    Asset Dispositions................................................50
     8.6    Investments.......................................................50
     8.7    Restricted Payments...............................................50
     8.8    Prepayments of Indebtedness, etc..................................51
     8.9    Transactions with Affiliates......................................51
     8.10   Fiscal Year; Organizational Documents.............................51
     8.11   Limitation on Restricted Actions..................................51
     8.12   Ownership of Subsidiaries.........................................51
     8.13   Sale Leasebacks...................................................52
     8.14   No Further Negative Pledges.......................................52
     8.15   Operating Lease Obligations.......................................52
     8.16   Customer Financing Transactions...................................52

SECTION 9  EVENTS OF DEFAULT..................................................52
     9.1    Events of Default.................................................52
     9.2    Acceleration; Remedies............................................54

SECTION 10  AGENCY PROVISIONS.................................................55
    10.1    Appointment, Powers and Immunities................................55
    10.2    Reliance by Agent.................................................56

    10.3    Defaults..........................................................56
    10.4    Rights as a Lender................................................56
    10.5    Indemnification...................................................56
    10.6    Non-Reliance on Agent and Other Lenders...........................57
    10.7    Successor Agent...................................................57

SECTION 11  MISCELLANEOUS.....................................................57
    11.1    Notices...........................................................57
    11.2    Right of Set-Off; Adjustments.....................................58
    11.3    Benefit of Agreement..............................................58
    11.4    No Waiver; Remedies Cumulative....................................60
    11.5    Expenses; Indemnification.........................................60
    11.6    Amendments, Waivers and Consents..................................61
    11.7    Counterparts......................................................62
    11.8    Headings..........................................................62
    11.9    Survival..........................................................62
    11.10   Governing Law; Submission to Jurisdiction; Venue..................62
    11.11   Severability......................................................63
    11.12   Entirety..........................................................63
    11.13   Binding Effect; Termination.......................................63
    11.14   Confidentiality...................................................63
    11.15   Conflict..........................................................63
    11.16   Limitation on Attorneys' Fees.....................................63

                                    SCHEDULES

Schedule 1.1A        Investments
Schedule 1.1B        Liens
Schedule 1.1C        Commitment Letter and Term Sheet for the Conxus
                     Credit Agreement
Schedule 1.1D        Customer Financing Policy
Schedule 2.1(a)      Lenders
Schedule 6.4 Required Consents, Authorizations, Notices and Filings
Schedule 6.9         Litigation
Schedule 6.12        ERISA
Schedule 6.13        Subsidiaries
Schedule 6.16        Environmental Disclosures
Schedule 6.17        Intellectual Property
Schedule 7.6         Insurance
Schedule 8.1         Indebtedness

                              EXHIBITS

Exhibit 2.1(b)(i)    Form of Notice of Borrowing
Exhibit 2.1(e)       Form of Note
Exhibit 3.2          Form of Notice of Extension/Conversion
Exhibit 5.1(c)(i)    Form of Legal Opinion (General External Counsel)
Exhibit 5.1(c)(ii)   Form of Legal Opinion (Local Corporate Counsel)
Exhibit 7.1(c)       Form of Officer's Compliance Certificate
Exhibit 7.12         Form of Joinder Agreement
Exhibit 11.3(b)      Form of Assignment and Acceptance

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of October 31, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among GLENAYRE ELECTRONICS, INC., a Colorado corporation (the "Borrower"), GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Parent"), and certain Domestic Subsidiaries (as defined herein) of the Borrower which are Guarantors (as defined herein), the Lenders (as defined herein) and NATIONSBANK, N.A., as Agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $50,000,000 364-day credit facility for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

     1.1  Definitions.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

          "Additional Credit Party" means each Domestic Subsidiary of the Parent or the Borrower (excluding Inactive Subsidiaries) that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Adjusted   Eurodollar  Rate"  means  the  Eurodollar  Rate  plus  the
     Applicable Percentage.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agency Services Address" means NationsBank, N. A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

          "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

          "Agent's Fee Letter" means that certain letter agreement, dated as of September 25, 1997, between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

          "Agent's Fees" shall have the meaning assigned to such term in Section 3.5(d).

          "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

          "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan, or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

---------------------------------------------------------------------------------------
                                                 Applicable Percentage
                                 Applicable       for Standby Letters      Applicable
 Pricing        Leverage       Percentage for          of Credit         Percentage for
  Level           Ratio       Eurodollar Loans                            Unused Fees
---------------------------------------------------------------------------------------
    I            >/= 1.0           0.750%               0.750%               0.225%
---------------------------------------------------------------------------------------
   II         >/= 0.5 < 1.0        0.625%               0.625%               0.200%
---------------------------------------------------------------------------------------
   III            < 0.5            0.500%               0.500%               0.175%
---------------------------------------------------------------------------------------

     The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that
     (i) the initial Applicable Percentages shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

          "Application Period", in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.

          "Asset Disposition" means the disposition of any or all of the assets of any Consolidated Party whether by sale, lease, transfer or otherwise, but excluding (a) the sale of inventory in the ordinary course of business for fair consideration, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business and (c) any Equity Issuance.

          "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, (i) any Asset
     Disposition not occurring in the ordinary course of Business of the Borrower or (ii) the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

          "Attributed Principal Amount" means, on any day, with respect to any Permitted Receivables Financing entered into by the Borrower or any of its Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Calculation Date" has the meaning set forth in the definition of "Applicable Percentage" set forth in this Section 1.1.

          "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than eighteen months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than eighteen months from the date of acquisition,
     (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Cash-on-Hand" means as to any Person, the sum of all deposits in checking, money market, brokerage or savings accounts maintained by such Person at a financial institution.

          "Change of Control" means the occurrence of any of the following events: (i) the failure of the Parent to own all of the Capital Stock of the Borrower, (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Parent, or (iii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Commitment" means (i) with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Committed Amount, (A) to make Loans in accordance with the provisions of Section 2.1(a) and (B) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c), and (ii) with respect to the Issuing Lender, the LOC Commitment.

          "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Committed  Amount"  shall have the  meaning  assigned to such term in
     Section 2.1(a).

          "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Cash Taxes" means, for any period, the aggregate of all taxes of the Consolidated Parties on a consolidated basis for such period (excluding income taxes incurred during 1998 in connection with income from the sale of Western Multiplex Corporation), as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

          "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar tax expenses, (C) depreciation and amortization expense, all as determined in accordance with GAAP and (D) other non-cash charges.

          "Consolidated Interest Expense" means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Permitted Receivables Financings and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Interest Income" means, for any period, interest income for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

          "Consolidated Net Income" means, for any period, net income (excluding extraordinary items, but including in any event Consolidated Interest Income) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP; provided, however, Consolidated Net Income shall not include income arising under Permitted Customer Financing Transactions with maturities exceeding 120 days until cash payment in respect of such income has been received by the applicable Consolidated Party.

          "Consolidated Net Worth" means, as of any date, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

          "Consolidated Parties" means a collective reference to the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Consolidated Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated
     Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

          "Continue",   "Continuation",  and  "Continued"  shall  refer  to  the
     continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

          "Conxus Credit Agreement" means that certain credit agreement dated as of June 3, 1997 among Conxus Credit Corp. as the borrower, Glenayre Electronics, Inc. and Motorola, Inc. as vendors/lenders and The Chase Manhattan Bank as the administrative agent for the lenders, as amended, and as proposed to be further amended and restated substantially in accordance with the commitment letter and term sheet dated October 14, 1997 attached hereto as Schedule 1.1C.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time) and "Credit Document" means any one of them.

          "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

          "Customer Financing Policy" means that certain Customer Financing Policy No. FIN-110 of Glenayre Technologies, Inc. issued July 19, 1997 and revised October 22, 1997 attached hereto as Schedule 1.1D.

          "Customer Financing Transaction" means as to any Consolidated Party, any extension of credit to another Person to finance (i) the cost of equipment, inventory or other goods (including, without limitation, software) manufactured or sold by such Consolidated Party to such Person or
     (ii) the cost of any services provided by such Consolidated Party to such Person.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic   Subsidiary"   means,  with  respect  to  any  Person,  any
     Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

          "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

          "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

          "Excluded Asset Disposition" means (i) the sale, conveyance or other contribution of applicable Transferred Assets by the Borrower or any of its Subsidiaries as part of any Permitted Receivables Financing and (ii) any Asset Disposition by any Consolidated Party to any Credit Party if after giving effect such Asset Disposition, no Default or Event of Default exists.

          "Executive  Officer"  of any Person  means any of the chief  executive
     officer,  chief  operating  officer,   president,  vice  president,   chief
     financial officer or treasurer of such Person.

          "Event of Default" means such term as defined in Section 9.1.

          "Fees" means all fees payable pursuant to Section 3.5.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

          "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) the sum of (i) Consolidated EBITDA for the applicable period minus (ii) Consolidated Cash Taxes for the applicable period to (b) the sum of (i) Consolidated Interest Expense for the applicable period plus (ii) Consolidated Capital Expenditures plus (iii) Restricted Payments made in cash.

          "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

          "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i) and (n) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantors" means a collective reference to the Parent and each of the Domestic Subsidiaries of the Parent (excluding the Borrower) and the Borrower identified as a "Guarantor" on the signature pages hereto and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Guarantor" means any one of them; provided, however, that "Guarantors" shall not include any Inactive Subsidiary.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender.

          "Inactive Subsidiary" means any of the following entities: Genera Hawaii Commerce Corp., Headway Colorado, Inc., Headway Hawaii, Inc., Headway Texas, Inc., Headway Washington, Inc., Western SCC, Inc., H.K.S., Inc., Hallcraft Homes of Denver, Inc., Sunway Financial Services, Inc. or Sunway Management, Inc; provided that on or after the Closing Date (i) no Inactive Subsidiary shall have EBITDA greater than 5% of Consolidated EBITDA and (ii) the aggregate EBITDA of all Inactive Subsidiaries shall not exceed 10% of Consolidated EBITDA.

          "Indebtedness" means, with respect to any Person, without duplication,(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) with respect to the Borrower or any of its Subsidiaries, the outstanding Attributed Principal Amount under any Permitted Receivables Financing, (m) the principal portion of all obligations of such Person under Synthetic Leases and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. In no event shall the term "Indebtedness" include accounts payable due within six months of incurrence thereof, accrued expenses, deferred revenue items, pension liabilities, and other advance payments incurred in the ordinary course of business.

          "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any
     Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Interest Payment Date" means (a) as to Base Rate Loans, December 31, 1997, March 31, 1998, June 30, 1998, September 30, 1998 and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six months' duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

          "Issuing Lender" means NationsBank.

          "Issuing Lender Fees" shall have the meaning  assigned to such term in
     Section 3.5(c)(ii).

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

          "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
     Section 2.2.

          "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the

     Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans"  shall  have the  meaning  assigned  to such term in
     Section 2.1(a) and shall include within the meaning thereof any portion of any Loan bearing interest at the Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan.

          "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

          "LOC Committed Amount" shall have the meaning assigned to such term in
     Section 2.2(a).

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

          "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), results of operations, business, assets, liabilities or prospects of the Consolidated Parties taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date" means October 30, 1998.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

          "NationsBank" means NationsBank, N. A. and its successors.

          "Net Cash Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition or Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition or Equity Issuance.

          "Note" or "Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Notice  of  Borrowing"   means  a  written  notice  of  borrowing  in
     substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by
     Section 3.2.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Other Taxes" means such term as is defined in Section 3.11.

          "Parent" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

          "Participation   Interest"   means,  a  purchase  by  a  Lender  of  a
     participation  in any Letters of Credit or LOC  Obligations  as provided in
     Section 2.2(c) or in any Loans as provided in Section 3.14.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Acquisition" means (A) each of the Acquisitions of Wireless Access, Inc. and Open Development Corporation provided that each such Acquisition is consummated on or before December 31, 1997, and (B) an Acquisition by any Consolidated Party for the fair market value of the Capital Stock or Property acquired; provided that (i) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of the Consolidated Parties engaged in on the Closing Date,
     (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.12, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Consolidated Parties shall be in compliance with all of the covenants set forth in
     Section 7.11, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) the cost (including cash and non-cash consideration) for any such Acquisition or transaction described in Section 8.4 occurring after the Closing Date shall not exceed $50,000,000 (excluding the acquisitions of Wireless Access, Inc. and Open Development Corporation) and (vii) the aggregate cost (including cash and non-cash consideration plus the book value of assumed liabilities) for all such Acquisitions and all transactions described in Section 8.4 occurring after the Closing Date shall not exceed $100,000,000 (excluding the acquisitions of Wireless Access, Inc. and Open Development Corporation).

          "Permitted Customer Financing Transactions" means (i) any Customer Financing Transaction permitted under the terms and conditions set forth in the Customer Financing Policy or (ii) extensions of credit by the Borrower under the Conxus Credit Agreement.

          "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1A,
     (v) Guaranty Obligations permitted by Section 8.1; (vi) transactions permitted by Section 8.9 or Section 8.16, (vii) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (viii) Investments in any Credit Party; (ix) Permitted Acquisitions; (x) Investments by the Borrower or any of its Subsidiaries in a Receivables Financing SPC made in connection with a Permitted Receivables Financing; (xi) equity securities listed on the New York Stock Exchange, provided that (A) the long-term credit rating of the corporation issuing such securities shall be A- (or the equivalent thereof) or better from S&P or A3 (or the equivalent thereof) or better from Moody's and (B) the purchase price paid for all such equity securities held at any time shall not exceed $1,000,000; (xii) Investments in any Foreign Subsidiaries not exceeding in the aggregate $45,000,000 per fiscal year of the Borrower; (xiii) Investments in joint ventures, partnerships, limited liability companies or OEMs in which a Consolidated Party owns an equity interest, provided such Investments shall not exceed (when combined with Investments described in clause (xiv)), in the aggregate, 5% of Consolidated Net Worth; or (xiv) Investments consisting of Capital Stock and/or warrants, taken by any Consolidated Party as consideration in a Permitted Customer Financing Transaction in lieu of cash, provided such Investments shall not exceed (when combined with Investments described in clause (xiii)), in the aggregate, 5% of Consolidated Net Worth.

          "Permitted Liens" means:

               (i) Liens in favor of the Agent to secure the Credit Party Obligations;

               (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

               (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

               (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

               (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

               (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

               (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

               (ix) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

               (x) Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

               (xi) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

               (xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

               (xiii)  Liens  existing as of the  Closing  Date and set forth on
          Schedule 1.1B, as renewed, refunded or refinanced; provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the Indebtedness secured by such Liens shall not be increased; and

               (xiv) other Liens not to exceed in the aggregate $15,000,000.

          "Permitted Receivables Financing" means any one or more receivables financings in which (i) the Borrower or any of its Subsidiaries (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (c) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (ii) the Borrower or any of its Subsidiaries sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) the aggregate amount of uncollected accounts receivable subject to all such receivables financings shall not at any time exceed the lesser of $25,000,000 or 25% of total accounts receivable of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, as of the most recent fiscal quarter end preceding any date of determination with respect to which the Agent shall have received the Required Financial Information, (2) such receivables financing shall not involve any recourse to the Borrower or any of its Subsidiaries for any reason other than

     (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (3) such receivables financing shall not include any Guaranty Obligations of the Borrower or any of its Subsidiaries, (4) the Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold (which in any event shall not exceed 10%), the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics and (5) the documentation for such transaction shall not be amended or modified without the prior written approval of the Agent, which approval shall not be unreasonably withheld or delayed.

          "Person"  means any  individual,  partnership,  joint  venture,  firm,
     corporation,   limited  liability  company,  association,  trust  or  other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

          "Principal   Office"  means  the  principal   office  of  NationsBank,
     presently located at Charlotte, North Carolina.

          "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information) as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end. As used herein, "transaction" shall mean (i) any incurrence or assumption of
     Indebtedness as referred to in Section 8.1(g), (ii) any merger or consolidation as referred to in Section 8.4, (iii) any Asset Disposition as referred to in Section 8.5, (iv) any Permitted Acquisition or (v) any Restricted Payment as referred to in Section 8.7. With respect to any transaction of the type described in clause (i) above regarding Indebtedness which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. With respect to any transaction of the type described in clause (ii) or (iv) above, any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such transaction (A) shall be deemed to have been incurred on the first day of the applicable period and
     (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. In connection with any calculation of the financial covenants set forth in Section 7.11 upon giving effect to a transaction on a Pro Forma Basis for purposes of Section 8.1(g), Section 8.4, Section 8.5, clause (v) of the definition of "Permitted Acquisition" set forth in this Section 1.1, or Section 8.7, as applicable:

               (A) for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 8.1(g), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

               (B) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the

          Property  disposed of in such Asset  Disposition shall be excluded and
          (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period;

               (C) for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 8.4, any Permitted Acquisition or any Restricted Payment as referred to in Section 8.7,
          (1) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period and
          (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included to the extent relating to the relevant period; and

               (D) for purposes of any such calculation, the principles set forth in the second paragraph of Section 1.3 shall be applicable.

          "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in
     Section 8.1(g), (ii) any merger or consolidation as referred to in Section 8.4, (iii) any Asset Disposition as referred to in Section 8.5, (iv) any Permitted Acquisition or (v) any Restricted Payment as referred to in
     Section   8.7,  as   applicable,   and   containing   reasonably   detailed
     calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Fixed Charge Coverage Ratio and the Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Receivables Financier" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this
     Section 1.1.

          "Receivables Financing SPC" shall mean, in respect of any Permitted Receivables Financing, any Subsidiary or Affiliate of the Borrower to which the Borrower or any of its Subsidiaries sells, contributes or otherwise conveys any Transferred Assets in connection with such Permitted Receivables Financing.

          "Register" shall have the meaning given such term in Section 11.3(c).

          "Regulation  G,  T,  U,  or  X"  means   Regulation  G,  T,  U  or  X,
     respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause
     (i) above.

          "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Commitments

     (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and
     (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

          "S&P" means  Standard & Poor's Ratings  Services  Group, a division of
     The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(i).

          "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than 50% Capital Stock at any time.

          "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

          "Taxes" means such term as is defined in Section 3.11.

          "Transferred Assets" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this
     Section 1.1.

          "Unused Fee" shall have the meaning assigned to such term in Section 3.5(b).

          "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(b).

          "Unused Committed  Amount" means, for any period,  the amount by which
     (a) the then applicable Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

          "Upfront Fee" shall have the meaning assigned to such term in Section 3.5(a).

          "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     1.2  Computation of Time Periods.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 1996); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), (i)(A) income statement items (whether positive or negative) attributable to the Property disposed of in any Asset Disposition as contemplated by Section 8.5, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and

(ii) income statement items (whether positive or negative) attributable to any Property acquired in any Investment transaction contemplated by Section 8.6 shall be included to the extent relating to any period applicable in such calculations occurring after the date of such transaction (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such transaction, shall be included on an annualized basis).

                                    SECTION 2

                                CREDIT FACILITIES

     2.1  Loans.

          (a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Loans shall not exceed FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Loans shall not exceed such Lender's Commitment Percentage of the Committed Amount, and (ii) the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the Committed Amount. Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 5 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this
          Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Committed Amount, if less).

               (iii) Advances. Each Lender will make its Commitment Percentage of each Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c) Repayment. The principal amount of all Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to
     Section 9.2.

          (d) Interest. Subject to the provisions of Section 3.1,

               (i) Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate;

               (ii) Eurodollar Loans. During such periods as Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

     Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Notes. The Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Committed Amount and in substantially the form of Exhibit 2.1(e).

     2.2  Letter of Credit Subfacility.

     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participates in the issuance by the Issuing Lender of, standby Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not at any time exceed the aggregate Committed Amount. No Letter of Credit shall have an original expiry date more than one year from the date of issuance. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

     (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of

Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

     (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment

Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)); provided, however, that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

     (f) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

     (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     (i) Indemnification; Nature of Issuing Lender's Duties.

          (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

          (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (B) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (C) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (D) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

          (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

          (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

     (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

     (k) Conflict with LOC Documents.  In the event of any conflict between this
Credit  Agreement  and  any  LOC  Document   (including  any  letter  of  credit
application), this Credit Agreement shall control.

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1  Default Rate.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Base Rate plus 2%).

     3.2  Extension and Conversion.

     Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Loans, Section 2.1(b)(ii),
(iv) no more than 5 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing
Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d),
(e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty.

          (b) Mandatory Prepayments.

               (i) Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall exceed the Committed Amount, the Borrower shall immediately prepay the outstanding principal balance on the Loans (or, after all Loans have been repaid, cash collateralize the LOC Obligations) in an amount sufficient to eliminate such excess.

               (iii) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Consolidated Parties during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section 8.5(f) (such prepayment to be applied as set forth in clause (iv) below).

               (iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied to Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and, after all Loans have been repaid, to a cash collateral account in respect of LOC Obligations. All prepayments under this Section 3.3(b) shall be subject to Section 3.12 but shall otherwise be without any premium or penalty.

     3.4  Termination and Reduction of Committed Amount.

          (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding to exceed the Committed Amount unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

          (b) Mandatory Reductions. On any date that the Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(iii) or (iv), the Committed Amount automatically shall be permanently reduced by the amount of such required prepayment, provided, however, that the Committed Amount shall not be reduced in connection with any prepayment required as a result of the sale of Western Multiplex Corporation.

          (c) Maturity Date. The Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

          (d) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Committed Amount so terminated or reduced.

     3.5  Fees.

          (a) Upfront Fees. The Borrower agrees to pay to the Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date an upfront fee (the "Upfront Fee") in the amount provided in the Agent's Fee Letter.

          (b) Unused Fee. In consideration of the Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Committed Amount is reduced as provided in Section 3.4(a) and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

          (c) Letter of Credit Fees.

               (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (ii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders a standby letter of credit fronting fee equal to 0.125% on the average daily maximum amount available to be drawn under each such standby Letter of Credit (such fee to be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

          (d) Administrative  Fees. The Borrower agrees to pay to the Agent, for
     its  own  account,   the  fees  referred  to  in  the  Agent's  Fee  Letter
     (collectively, the "Agent's Fees").

     3.6  Capital Adequacy.

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  Limitation on Eurodollar Loans.

     If on or prior to the first day of any Interest  Period for any  Eurodollar
Loan:

          (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

     3.8  Illegality.

     Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable); provided, however, that before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different Applicable Lending Office or other lending office if such designation will avoid the need for giving such notice and will not in the reasonable judgment of the Lender be materially disadvantageous to the Lender.

     3.9  Requirements of Law.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income, and franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

          (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise unreasonably disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.10 Treatment of Affected Loans.

     If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

     3.11 Taxes.

          (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income and franchise taxes imposed on it (including any interest and penalties imposed thereon), by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Agent
     (i) unless five days' notice has been given by such Lender or the Agent, as applicable, to afford the Borrower, in good faith, a reasonable opportunity to contest such payment by such Lender or the Agent, provided such opportunity to contest exists under Applicable Law, and (ii) until such Lender or the Agent shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Agent pursuant to this Section 3.11. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If the Agent (or such Lender, as the case may be), in its discretion , determines that such Taxes or Other Taxes are incorrectly or illegally asserted against it, and the Agent or such Lender has made a claim against the Borrower for such amount, then the Agent or such Lender shall take reasonable action to seek a refund and deliver said refund if received, to the Borrower.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

          (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
     Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
     Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use its reasonable best efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

          (h) The agreements and  obligations of the Borrower  contained in this
     Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

          (i) Each Lender (and the Agent with respect to payments to the Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Applicable Lending Office) and (ii) otherwise cooperate with Borrower to minimize amounts payable by the Borrower under this Section 3.11.

     3.12 Compensation.

     Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.13 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each reduction of the Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

          (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made
     available  to  the  Agent,   the  Agent  shall  be  able  to  recover  such
     corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent (i) from the Borrower at a per annum rate equal to the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at a per annum rate equal to the Federal Funds Rate.

     3.14 Sharing of Payments.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section
3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

     3.15 Payments, Computations, Etc.

          (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment owed by the Borrower which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

          FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

          FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

          SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and
     (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

     3.16 Evidence of Debt.

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                    SECTION 4

                                    GUARANTY

     4.1  The Guarantee.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2  Obligations Unconditional.

     The obligations of the Guarantors under Section 4.1 are joint and several, and, to the fullest extent permitted by applicable law, absolute and unconditional, irrespective of (i) the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and (ii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this
Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3  Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.

     Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5  Remedies.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other
Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

     4.6  Rights of Contribution.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of any Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

     4.7  Continuing Guarantee.

     The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

     5.1  Closing Conditions.

     The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

          (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents, each in form and substance acceptable to the Agent in its sole discretion.

          (b) Corporate Documents. Receipt by the Agent of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental

          Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) Opinions of Counsel. The Agent shall have received, in each case dated as of the Closing Date:

               (i) a legal opinion of Kennedy Covington Lobdell & Hickman, L.L.P., general counsel for the Credit Parties, substantially in the form of Schedule 5.1(c)(i); and

               (ii) a legal opinion of special local counsel for each Credit Party incorporated in the State of Colorado, substantially in the form of Schedule 5.1(c)(ii).

          (d) Material Adverse Effect. No material adverse change shall have occurred since December 31, 1996 in the condition (financial or otherwise), business, management or prospects of the Consolidated Parties taken as a whole.

          (e) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could have a Material Adverse Effect.

          (f) Officer's Certificates. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that to the best of the Borrower's knowledge (A) each Consolidated Party is in compliance with all of its existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in
     Section 7.11.

          (g) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

          (h) Financial Statements. Receipt by the Agent of (a) financial statements described in Section 7.1(a) for the fiscal year ending December 31, 1996, and (b) financial statements described in Section 7.1(b) for each of the first two fiscal quarters of 1997.

          (i)  Other.   Receipt  by  the   Lenders  of  such  other   documents,
     instruments, agreements or information as reasonably requested by any Lender.

     5.2 Conditions to all Extensions of Credit.

     The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

          (a) The Borrower shall have delivered (i) in the case of any Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
     Section 2.2(b);

          (b) The representations and warranties set forth in Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (c) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

          (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

          (e) As of the Closing Date,. no material adverse change shall have occurred since December 31, 1996 in the condition (financial or otherwise), business, results of operations or prospects of the Consolidated Parties taken as a whole; and

          (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Agent and each Lender that:

     6.1 Financial Condition.

          (a) The audited consolidated balance sheet of the Consolidated Parties as of December 31, 1995 and December 31, 1996 and the audited consolidated statements of earnings and statements of cash flows for the years ended December 31, 1995 and December 31, 1996 and for the 6-month period ended June 30, 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Ernst & Young, LLP (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each quarterly period ended after June 30, 1997 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     During the period from June 30, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

          (b) The  financial  statements  delivered  to the Lenders  pursuant to
     Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and
     (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2 No Change; Dividends.

     Since December 31, 1996, (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value by such Person.

     6.3 Organization and Good Standing.

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization except where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not have a Material Adverse Effect.

     6.4 Power; Authorization; Enforceable Obligations.

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit
Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) those the failure of which to obtain could not have a Material Adverse Effect. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 No Conflicts.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict in any material respect with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 No Default.

     No  Consolidated  Party is in default in any  respect  under any  contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.7 Ownership.

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective material assets and none of such assets is subject to any Lien other than Permitted Liens

     6.8 Indebtedness.

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9 Litigation.

     Except as disclosed in Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

     6.10 Taxes.

     Each Consolidated Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP except where the failure to make such filings or pay such amounts could not have a Material Adverse Effect.

     6.11 Compliance with Laws.

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. No applicable Requirement of Law could reasonably be expected to cause a Material Adverse Effect.

     6.12 ERISA.

     Except as disclosed and described in Schedule 6.12 attached hereto:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code which could reasonably be expected to have a Material Adverse Effect, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

     6.13 Subsidiaries.

     Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on Schedule 6.13 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than Permitted Liens). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

     6.14 Governmental Regulations, Etc.

          (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

          (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the
     Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

          (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

          (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in compliance in all material respects with all applicable rules and regulations of such commissions.

     6.15 Purpose of Loans and Letters of Credit.

     The proceeds of the Loans hereunder shall be used solely by the Borrower for working capital, capital expenditures and other lawful corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.16 Environmental Matters.

     Except as disclosed and described in Schedule 6.16 attached hereto, no Consolidated Party has and to the best of Borrower's knowledge, no other person has stored, treated, used, managed, generated or disposed of any substance deemed hazardous by any applicable Environmental Laws on any real property now owned by any Consolidated Party in violation of any Environmental Law. The Consolidated Parties are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Governmental Authority or to any material remedial obligations under any applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any pertaining to any real property of the Consolidated Parties. The
Consolidated Parties have not obtained and are not required to obtain any permits, licenses or similar authorizations (which have not already been obtained) to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Consolidated Parties by reason of any applicable Environmental Laws. No Consolidated Parties, and to the best of Borrower's knowledge, no other person has caused the release of any Materials of Environmental Concern on or to the real property of the Consolidated Parties in any manner or quantities which would be deemed a violation or require investigation or remediation under the applicable Environmental Laws.

     6.17 Intellectual Property.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted in writing and is pending or to the best of the Borrower's knowledge, threatened by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, in either case except for such claims and infringements that in the aggregate, could not have a Material Adverse Effect. Schedule 6.17 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

     6.18 Solvency.

     Each  Credit  Party  is  and,  after   consummation  of  the   transactions
contemplated by this Credit Agreement, will be Solvent.

     6.19 Investments.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 Disclosure.

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.21 No Burdensome Restrictions.

     No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.22 Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the five years preceding the Closing Date.

     6.23 Nature of Business.

     As of the Closing Date, the Consolidated Parties are engaged in the business of manufacturing, selling and servicing telecommunications equipment, developing software related thereto and conducting other activities related thereto.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1 Information Covenants.

     The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of
     Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (d) Compliance With Certain Provisions of the Credit Agreement. Within 120 days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions and Equity Issuances that were made during the prior fiscal year.

          (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other material report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (f) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (g) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent (i) promptly of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) within ten Business Days of the occurrence of any of the following with respect to any Consolidated Party
     (A) the commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

          (h) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within ten Business
     Days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (i) Environmental. The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions reasonably necessary to address all Materials of Environmental Concern on , from or affecting any of the Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Properties to the extent any failure could have a Material Adverse Effect.

          (j) Permitted Customer Financing Transactions. Contemporaneously with the furnishing of the annual and quarterly financial statements described in clauses (a) and (b) above, a schedule setting forth in detail reasonably satisfactory to the Agent, all outstanding Customer Financing Transactions (including extensions of credit under the Conxus Credit Agreement), the principal and interest balances of each such transaction and the date and amounts of each payment default with respect to each such transaction.

          (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

     7.2 Preservation of Existence and Franchises.

     Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority unless the failure to do so could not have a Material Adverse Effect.

     7.3 Books and Records.

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4 Compliance with Law.

     Each Credit Party will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

     7.5 Payment of Taxes and Other Indebtedness.

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful material claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment
(i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

     7.6 Insurance.

     Each Credit Party will, and will cause each of its Subsidiaries (excluding Inactive Subsidiaries) to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

     7.7 Maintenance of Property.

     Each Credit Party will, and will cause each of its Subsidiaries (except Inactive Subsidiaries) to, maintain and preserve its properties and equipment material to the conduct of its business in reasonably good repair, working order and condition, taken as a whole, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8 Performance of Obligations.

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, the failure of which to perform could have a Material Adverse Effect.

     7.9 Use of Proceeds.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.10 Audits/Inspections.

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent (including, without limitation, independent accountants, agents, attorneys, and appraisers) to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

     7.11 Financial Covenants.

          (a) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than the following proportions:

        (i)   for the fiscal quarter ending December 31, 1997    1.5 to 1.0;
                                                                 ----------
        (ii)  for the fiscal quarter ending March 31, 1998       1.5 to 1.0;
                                                                 ----------
        (iii) for the fiscal quarter ending June 30, 1998        1.0 to 1.0; and
                                                                 ----------
        (iv)  for the fiscal quarter ending September 30, 1998   1.0 to 1.0.
                                                                 ----------

          (b) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to 1.5:1.0.

          (c) Consolidated Net Worth. At all times the Consolidated Net Worth shall be greater than or equal to 90% of Consolidated Net Worth as of June 30, 1997, increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending September 30, 1997 by (i) an amount equal to 50% of Consolidated Net Income, to the extent positive (as adjusted for capitalized research and development write-offs associated with the Acquisitions of Wireless Access, Inc. and Open Development Corporation) for the fiscal quarter then ended and (ii) an amount equal to 100% of the Net Proceeds of any Equity Issuances.

     7.12 Additional Credit Parties.

     As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary (other than an Inactive Subsidiary) of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit
7.12 and (b) cause such Person to deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and other items of the types required to be delivered pursuant to Section 5.1(g), all in form, content and scope reasonably satisfactory to the Agent.

     7.13 Funded Debt Reduction.

     The Borrower shall reduce the outstanding principal balance of all Loans to $0 for one consecutive 30-day period during the term of this Credit Agreement. For the purpose of this Section 7.13, all Cash-on-Hand and all Cash Equivalents maturing within such 30-day period of the Borrower shall be treated as reducing the outstanding principal balance of said Loans.

                                    SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1 Indebtedness.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Consolidated Parties set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

          (c) purchase money Indebtedness, Capital Leases (including Capital Leases entered into in connection with any Sale and Leaseback Transaction) and Synthetic Leases hereafter incurred by the Consolidated Parties to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) obligations of the Consolidated Parties in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.6;

          (f) obligations of the Consolidated Parties in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

          (g) in  addition  to the  Indebtedness  otherwise  permitted  by  this
     Section 8.1, other unsecured Indebtedness hereafter incurred by the Consolidated Parties provided that (A) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, no Default or Event of Default would exist hereunder and (C) the aggregate principal amount of such Indebtedness shall not exceed $20,000,000 at any time.

     8.2 Liens.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

     8.3 Nature of Business.

     The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

     8.4 Consolidation, Merger, Dissolution, etc.

     Except in connection  with an Asset  Disposition  permitted by the terms of
Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) without obtaining the prior written consent of the Required Lenders; provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (iii) the representations and warranties contained in Section 6 are true immediately prior to and after giving effect to such transaction and (iv) no Default or Event of Default exists or will exist after giving effect to such transaction, (b) any Credit Party may merge or consolidate with any other Credit Party provided that (i) neither the Parent nor the Borrower may merge or consolidate with one another, (ii) in the case of a merger or consolidation involving the Parent or the Borrower, the Parent or the Borrower, as the case may be, shall be the continuing or surviving corporation, (iii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (iv) the representations and warranties contained in Section 6 are true immediately prior to and after giving effect to such transaction and (v) no Default or Event of Default exists or will exist after giving effect to such transaction, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that (i) such Credit Party shall be the continuing or surviving corporation and (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (iii) the representations and warranties contained in Section 6 are true immediately prior to and after giving effect to such transaction and (iv) no Default or Event of Default exists or will exist after giving effect to such transaction, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided
(i) the  Borrower  shall  have  delivered  to the

Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (ii) the representations and warranties contained in Section 6 are true immediately prior to and after giving effect to such transaction and (iii) no Default or Event of Default exists or will exist after giving effect to such transaction, (e) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition if (i) the Borrower or such Subsidiary shall be the continuing or surviving corporation and (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist,
(iii) the representations and warranties contained in Section 6 are true immediately prior to and after giving effect to such transaction and (iv) no Default or Event of Default exists or will exist after giving effect to such transaction, and (f) any Wholly-Owned Subsidiary (including Inactive Subsidiaries) of the Borrower or the Parent (excluding the Borrower) may dissolve, liquidate or wind up its affairs at any time. The consideration for any transaction permitted by this Section 8.4 (excluding the Acquisitions of Wireless Access, Inc. and Open Development Corporation) shall not exceed $50,000,000, and the aggregate consideration for all transactions permitted hereby (excluding the Acquisitions of Wireless Access, Inc. and Open Development Corporation) shall not exceed $100,000,000 during the term of this Credit Agreement.

     8.5 Asset Dispositions.

     The Credit Parties will not permit any Consolidated Party (other than an Inactive Subsidiary) to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions unless (a) the consideration paid in connection therewith is cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions (including, without limitation, Sale and Leaseback Transactions) after the Closing Date (excluding the sale of Western Multiplex Corporation) shall not exceed $15,000,000, (e) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist hereunder, and (f) no later than 15 days prior to such Asset
Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 12 months following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(i) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or (ii) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(iii).

     Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

     8.6 Investments.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

     8.7 Restricted Payments.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) as permitted by Section 8.8 and (d) other Restricted Payments provided that the

Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist.

     8.8 Prepayments of Indebtedness, etc..

     The Credit Parties will not permit any Consolidated Party to, if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

     8.9 Transactions with Affiliates.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.10 Fiscal Year; Organizational Documents.

     The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders.

     8.11 Limitation on Restricted Actions.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related encumbrance or restriction pertains to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (iii) applicable law or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     8.12 Ownership of Subsidiaries.

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Parent, the Borrower or any other Wholly-Owned Subsidiary of the Parent which is a Credit Party) to own any Capital Stock of any Subsidiary of the

Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Parent, the Borrower or any other Wholly-Owned Subsidiary of the Parent which is a Credit Party), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case (A) except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (B) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5 or (C) except for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

     8.13 Sale Leasebacks.

     Other than Sale Leaseback Transactions involving Property having an aggregate book value, when combined with all Asset Dispositions other than Excluded Asset Dispositions permitted by Section 8.5, of not more than $15,000,000 (excluding the sale of Western Multiplex Corporation) for all such transactions occurring on or after the Closing Date, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

     8.14 No Further Negative Pledges.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     8.15 Operating Lease Obligations.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $5,000,000 in any fiscal year.

     8.16 Customer Financing Transactions.

     The Credit Parties will not permit any Consolidated Party to engage in any Customer Financing Transactions except for Permitted Customer Financing Transactions. For the purpose of determining compliance with this Section 8.16, all extensions of credit by the Borrower pursuant to the Conxus Credit Agreement shall be deemed within the scope of transactions governed by the Customer Financing Policy.

                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

               (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. Any Credit Party shall

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.13 or 8.1 through 8.16, inclusive;

               (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b) or (c) and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 45 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or written notice thereof by the Agent; or

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or
     Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section
     8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

          (g) Defaults under Other Agreements.

               (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Consolidated Parties taken as a whole; or

               (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
     Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j) Defaults under Permitted Customer Financing Transactions. During any fiscal year of the Borrower, the aggregate amount of payment defaults occurring with respect to principal and interest payments owed to the Consolidated Parties pursuant to Permitted Customer Financing Transactions (including extensions of credit pursuant to the Conxus Credit Agreement) shall exceed $15,000,000.

          (k) Ownership. There shall occur a Change of Control.

     9.2 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights and remedies available at law or in equity.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


                                   SECTION 10

                                AGENCY PROVISIONS

     10.1 Appointment, Powers and Immunities.

     Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     10.2 Reliance by Agent.

     The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.3 Defaults.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     10.4 Rights as a Lender.

     With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

     10.5 Indemnification.

     The  Lenders  agree to  indemnify  the Agent (to the extent not  reimbursed under Section 11.5 hereof) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.6 Non-Reliance on Agent and Other Lenders.

     Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

     10.7 Successor Agent.

     The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the prior written consent of the Borrower (such consent not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may with the prior written consent of the Borrower (such consent not to be unreasonably withheld), on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                   SECTION 11

                                  MISCELLANEOUS

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on
Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

     if to the Borrower or the Guarantors:

                  Glenayre Electronics, Inc.
                  5935 Carnegie Boulevard
                  Charlotte, NC  28209
                  Attn: Treasury Department
                  Telephone:  (704)553-0038
                  Telecopy:    (704)553-9338
         with a copy to:

                  Glenayre Technologies, Inc.
                  5935 Carnegie Boulevard
                  Charlotte, NC  28209
                  Attn:  Eugene C. Pridgen, Esq.
                  Telephone:  (704)553-0038
                  Telecopy:  (704) 553-7878

         if to the Agent:

                  NationsBank, N. A.
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  101 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn:  Agency Services/Ken Deffendall
                  Telephone:  (704) 388-6482
                  Telecopy:    (704) 386-9923

         with a copy to:

                  NationsBank, N. A.
                  600 Peachtree Street NE
                  9th Floor
                  Atlanta, GA  30308
                  Attn: Dan Rabbitt
                  Telephone:  (404)607-5389
                  Telecopy:    (404)607-6465

     11.2 Right of Set-Off; Adjustments.

     Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     11.3 Benefit of Agreement.

          (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this
     Section 11.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11. The Credit Parties shall not be liable for any fees or expenses of the Agent, any Lender or any Eligible Assignee incurred in connection with such assignment.

          (c) The Agent shall  maintain  at its  address  referred to in Section
     11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such

     Loans or Notes, or extending its Commitment). The Credit Parties shall not be liable for any fees or expenses of the Agent, any Lender or any Eligible Assignee incurred in connection with such assignment.

          (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder. The Credit Parties shall not be liable for any fees or expenses of the Agent, any Lender or any Eligible Assignee incurred in connection with such assignment.

          (g) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Expenses; Indemnification.

     (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

     (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower and the Lenders, including the Agent, agree not to assert any claim against the other, any of such other's Affiliates, or any of such other's respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower; provided, however, that:

          (a) the consent of each Lender affected thereby is required to

               (i) extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

               (ii)  reduce the rate or extend  the time of payment of  interest
          (other  than  as  a  result  of  waiving  the   applicability  of  any
          post-default increase in interest rates) thereon or Fees hereunder,

               (iii) reduce or waive the principal  amount of any Loan or of any
          reimbursement   obligation,  or  any  portion  thereof,  arising  from
          drawings under Letters of Credit,

               (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (v) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

               (vi) except, amend, modify or waive any provision of this Section
          11.6 or Section 3.6, 3.7, 3.8, 3.9,  3.10,  3.11,  3.12,  3.13,  3.14,
          9.1(a), 11.2, 11.3, 11.5 or 11.9,

               (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

               (viii) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

          (b) without the consent of the Agent, no provision of Section 10 may be amended;

          (c) without the consent of the Issuing Lender, no provision of Section
     2.2 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
     Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     11.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Survival.

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10 Governing Law; Submission to Jurisdiction; Venue.

          (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REFERENCE TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.

          (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Credit
     Parties and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agent and each Lender and their respective successors and assigns.

          (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

     11.14 Confidentiality.

     The Agent and each Lender (each, a "Lending Party") agree to keep confidential any information furnished or made available to it by the Borrower pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, regulation or judicial decree (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation that is related to the transactions contemplated hereby to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, and (i) subject to written provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

     11.15 Conflict.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

     11.16 Limitation on Attorneys' Fees.

     Notwithstanding anything to the contrary herein or in any other Credit Document, attorneys' fees due in connection with the Credit Documents shall be reasonable and calculated without regard to any statutory presumption and determined based on the standard hourly rates of the attorneys and paralegals performing the work.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                      GLENAYRE ELECTRONICS, INC.,
                                               a Colorado corporation

                                               By:  /s/ Stanley Ciepcielinski
                                               Name:  Stanley Ciepcielinski
                                               Title:  EVP, CFO

GUARANTORS:                                    GLENAYRE TECHNOLOGIES, INC.
                                               a Delaware corporation

                                               By:  /s/ Stanley Ciepcielinski
                                               Name:  Stanley Ciepcielinski
                                               Title:  EVP, CFO

OPEN DEVELOPMENT CORP.                         CNET, INC.
a Delaware corporation                         a Texas corporation

By:  /s/ Stanley Ciepcielinski                 By:  /s/ Stanley Ciepcielinski
Name:  Stanley Ciepcielinski                   Name:  Stanley Ciepcielinski
Title:  Treasurer                              Title:  Secretary & Treasurer

GTI ACQUISITION CORP.                          WAI ACQUISITION CORP.
a Delaware corporation                         a California corporation

By:  /s/ Mary T. Valenta                       By:  /s/ Stanley Ciepcielinski
Name:  Mary T. Valenta                         Name:  Stanley Ciepcielinski
Title:  Treasurer                              Title:  CFO

GLENAYRE NETWORK                                GLENAYRE DIGITAL SYSTEMS, INC.
SERVICES, INC.                                 a North Carolina corporation
a North Carolina corporation
                                               By:  /s/ Stanley Ciepcielinski
By:  /s/ Mary T. Valenta                       Name:  Stanley Ciepcielinski
Name:  Mary T. Valenta                         Title:  EVP & CFO
Title:  President

WESTERN MULTIPLEX CORPORATION
a California corporation

By:  /s/ Stanley Ciepcielinski
Name:  Stanley Ciepcielinski
Title:  Secretary & Treasurer

LENDERS:                                    NATIONSBANK, N. A.,
                                            individually in its capacity as a
                                            Lender and in its capacity as Agent

                                            By:  /s/ David J. Robbett
                                            Name:  David J. Robbett
                                            Title:  Vice President


                                            FIRST UNION NATIONAL BANK

                                            By:  /s/ David Silander
                                            Name:  David Silander
                                            Title:  Vice President


                                            ABN AMRO BANK N.V.

                                            By:  /s/ Patrick A. Thou
                                            Name:  Patrick A. Thou
                                            Title:  Vice President


                                            By:  /s/ Jerold M. Sniderman
                                            Name:  Jerold M. Sniderman
                                            Title:  Vice President

                                  Schedule 1.1A

                                   INVESTMENTS

See Schedule 6.13.

                                  Schedule 1.1B

                                      LIENS

Western Multiplex Corporation

         Center Capital Corp. - equipment
         CIT Group - equipment

Open Development Corp.

         Fleet Bank - all property

                                  Schedule 1.1C

                        COMMITMENT LETTER AND TERM SHEET
                         FOR THE CONXUS CREDIT AGREEMENT

See attached.

[Attached 17 pages are confidential and have been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.]

                                  Schedule 1.1D

                            CUSTOMER FINANCING POLICY

See attached.

[Attached 4 pages are confidential and have been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.]

                                 Schedule 2.1(a)

                                     LENDERS

Lender                           Commitment Percentage         Commitment
------                           ---------------------         ----------
NationsBank, N.A.                40%                           $20,000,000.00


First Union National Bank        30%                           $15,000,000.00
Charlotte Plaza, Suite 1300
201 South College Street
Charlotte, NC  28288-0656
Attn:  Pat McCormick
ABN Amro Bank N.V.               30%                           $15,000,000.00
One Ravinia Drive
Suite 1200
Atlanta, GA  30346
Attn:  Jerry Sneiderman

Total                            100%                          $50,000,000.00

                                  Schedule 6.4

             REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS

None.

                                  Schedule 6.9

                                   LITIGATION

See Attached.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LITIGATION STATUS REPORT
------------------------------------------------------------------------------------------------------------------------------------
Case Name                          Parties                                   Description                            Status
------------------------------------------------------------------------------------------------------------------------------------
US District Court,        Robin Kwalbrun, LLM,        This suit alleges violations of Sections 10(b) and    The Consolidated Amended
Southern District of      Franco et al, on behalf     20(a) of the Securities Exchange Act of 1934 and      Complaint was filed on
New York                  of themselves and all       Rule 10b-5 promulgated thereunder.                    January 31, 1997. Oral
96 Civ. 8252 (HB)         similarly situated, v.                                                            arguments on a Motion to
                          Glenayre Technologies,                                                            Dismiss and Motion to
                          Inc., Ramon D. Ardizzone,                                                         Change Venue were heard
                          John J. Hurley, Billy C.                                                          by the Court in
                          Layton, Stanley                                                                   September. We are
                          Ciepcielinski, Gerald B.                                                          waiting for the Court's
                          Cramer, Edward J.                                                                 ruling on those motions.
                          Rosenthal, Barry W. Gray,                                                         Court's ruling on
                          Gary B. Smith, Thomas C.                                                          those motions.
                          Israel, Clarke H. Bailey,
                          Alma M. McDonnell, Cramer
                          Rosenthal McGlynn, Inc.
                          and A.C. Israel
                          Enterprises.
------------------------------------------------------------------------------------------------------------------------------------
U.S. District Court       Jerry Krim v. Richard D.    This suit alleges that the directors breached         The Complaint was filed
Southern District of      Ardizzone (sic), Barry W.   their fiduciary duties to GTI by engaging in the      on February 20, 1997.
New York                  Gray, Edward J.             actions that subjected GTI to the class action        The parties have agreed
96 Civ. 1163              Rosenthal, Clarke H.        lawsuit.                                              that the Defendants will
                          Bailey, Gerald B. Cramer,                                                         not be obligated to file
                          Thomas E. Skidmore, John                                                          Answers until the Court
                          J. Hurley and Thomas C.                                                           rules on the pending
                          Israel and Glenayre                                                               Motions in the class
                          Technologies, Inc., as a                                                          action lawsuit.
                          nominal defendant ("GTI").
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LITIGATION STATUS REPORT
------------------------------------------------------------------------------------------------------------------------------------
Case Name                          Parties                                   Description                            Status
------------------------------------------------------------------------------------------------------------------------------------
District  Court of El     Swinger  Properties, a      This suit alleges that Swinger entered into an       The Complaint was filed
Paso Co.,                 Colorado limited            agreement (the "Swinger Agreement"), with Nu-West    on February 1, 1996. The
Colorado                  partnership, and            Development Corporation of Arizona (GEI's            judge recently ruled on
                          Stephen M. Schuck,          predecessor), under which Swinger conveyed to        several pre-trial
                          General Partner v.          Nu-West approximately 600 acres of land near         motions. He has ordered
                          Glenayre Electronics,       Colorado Springs Municipal Airport. The land is      that an accounting master
                          Inc. ("GEI")                know as Gateway Park (the "Property"). Swinger       be appointed to look over
                                                      alleges that, as part of the consideration for the   the accounting records
                                                      Property, Swinger received a "profits interest" in   and to make certain
                                                      certain profits generated by the Property. The       findings of fact. He
                                                      suit alleges that GEI sold the last 85 acres of      ruled that GEI did not
                                                      the Property at substantially less than its fair     have a fiduciary
                                                      market value, breaching its contractual duties of    obligation to Swinger or
                                                      good faith and fair dealing and its fiduciary        Schuck. He ruled that
                                                      duties to Swinger and Schuck, and that Swinger is    Schuck was entitled to
                                                      entitled to 50% of the difference between the fair   the half of the proceeds
                                                      market value of that remaining Property and its      of certain letters of
                                                      sale price on May 12, 1994. The suit further         credit. GEI plans to file
                                                      alleges that Swinger is entitled to various          a Motion for
                                                      distributions of profits from sales of the           Reconsideration on the
                                                      Property, including distributions related to its     letters of credit ruling.
                                                      share of (i) a present cash balance of at least      We will ask that the
                                                      $927,343; (ii) over $100,000 of "Miscellaneous"      letter of credit issue be
                                                      expenses not properly identified; and (iii) a        examined by the
                                                      reduction of improper reserves of $1,000,000 for     accounting master.
                                                      the contingent cost of an airport road and
                                                      $321,164 for contingencies regarding a drainage      A trial is set for next
                                                      culvert and bridge. The suit also seeks damages      Spring.
                                                      for "emotional distress" to Schuck, punitive
                                                      damages and all other incidental or consequential
                                                      damages suffered by Swinger and Schuck, as well as
                                                      statutory pre-judgment and post-judgment interest
                                                      on all recoverable damages.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LITIGATION STATUS REPORT
------------------------------------------------------------------------------------------------------------------------------------
Case Name                          Parties                                   Description                            Status
------------------------------------------------------------------------------------------------------------------------------------
U.S. District Court,      Mountain Meadows            Claim by Homeowners Association of residential       The Complaint was filed
Central District of       Patio/Terrace Maintenance   development in Pomona, California known as           on June 19, 1993.
California, Case No.      Association, v. Mountain    "Mountain Meadows" alleging negligence, breach of    Counsel for GEI has been
93-7450                   Meadows I; Nu-West, Inc.:   implied and express warranties, negligent            advised by O'Melveny &
                          Mountain  Meadows           misrepresentations, strict liability and             Myers (Los Angeles) that
                          Development Co., Inc.;      negligence per se in connection with the design      GEI has not ever been
                          Western  Savings  and Loan  and construction of the development. "Nu-West,       served with process. On
                          Association; Western        Inc." ("GEI") is alleged to be the general partner   August 30, 1994,
                          Property Service            of Mountain Meadows I, the partnership that          plaintiff filed a
                          Corporation; and DOES 1     developed the Mountain Meadows project. The lender   request to enter a
                          through 500 inclusive       involved in the project, Western Savings and Loan    default against GEI. On
                                                      Association, and its related co-defendants, have     September 8, 1994,
                                                      been taken over by the RTC.                          O'Melveny & Myers filed
                                                                                                           GEI's opposition to
                                                                                                           plaintiff's request to
                                                                                                           enter default against
                                                                                                           GEI, asserting that
                                                                                                           plaintiff's request is
                                                                                                           defective in that
                                                                                                           plaintiff has not served
                                                                                                           GEI with process. No
                                                                                                           further actions have
                                                                                                           been taken.

------------------------------------------------------------------------------------------------------------------------------------
State Superior Court of   Auric Telephone Answering   Claim by Auric Telephone Answering Service, Inc.     Auric's counsel has
Connecticut, Case No.     Service, Inc. v. Glenayre   ("Auric") for wrongful payoff of lease and loss of   indicated the he will
26105.                    Electronics, Inc.,          right to purchase "Glenayre Concentrators." Auric    release GEI but final
                          ("GEI") and Lease           claims GEI allowed an unauthorized person to         documents have not yet
                          Acceptance Corporation      payoff the lease and to purchase these               been received.
                                                      concentrators, thereby depriving Auric of the use
                                                      and possession of the concentrators.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LITIGATION STATUS REPORT
------------------------------------------------------------------------------------------------------------------------------------
Case Name                          Parties                                   Description                            Status
------------------------------------------------------------------------------------------------------------------------------------
Superior  Court,          Access Global Telecom,      Plaintiffs are clients of Open Development           Defendants filed a
Middlesex  County,        Inc. And Sunnet Telecom,    Corporation ("ODC"). They purchased an ODC           motion to stay the state
Civil Action No. 97-3834  Inc. v.                     platform which they allege was incapable of          court proceeding and to
                          Open Development Corp.      performing functions critical to their business.     compel arbitration.
                          (Mass. Corp.), Open         The plaintiffs further allege that ODC lacked the
                          Development Corp.           technical expertise to install and service the
                          (Delaware Corp.),           platform properly. The complaint alleges both
                          Matthew Kay and Joseph      fraud and negligence. Although the purchase
                          Moriarity                   agreement between the plaintiffs and ODC requires
                                                      that disputes be submitted to arbitration, the
                                                      plaintiffs contend they are not required to
                                                      proceed to arbitration since the basic allegations
                                                      of their complaint are not contract claims, but
                                                      tort claims.
------------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 6.12

                                      ERISA

None.

                                  Schedule 6.13

                                  SUBSIDIARIES

Glenayre Technologies, Inc. (Delaware)
       Glenayre Electronics, Inc. (Colorado) - 100%
                Glenayre Administracion, S.A. de C.V. (Mexico) - 100%
                Glenayre Network Services (North Carolina) - 100%
                Glenayre de Mexico S.A. de C.V. (Mexico) - 100%
                Glenayre Electronics South America Ltda (Brazil) - 100%
                Glenayre Digital Systems, Inc. (North Carolina) - 100%
                Glenayre Electronics (UK) Limited (England) - 100%
                Glenayre Electronics Europe B.V. (Netherlands) - 100%
                Glenayre Electronics Middle East LLC (Dubai, UAE) - 49%
                Glenayre Electronics (Proprietary) Limited (South Africa) - 100% Glenayre Electronics (Korea) Limited (Korea) - 100%
                Glenayre Electronics Singapore PTE Ltd. (Singapore) - 100% Glenayre Electronics Philippines Inc. (Philippines) - 100% Glenayre (India) Private Limited (India) - 100%
                Nihon Glenayre Electronics K.K. (Japan) - 100%
                Glenayre Electronics (Hong Kong) Ltd. (Hong Kong) - 100%
                Headway Colorado, Inc. - inactive
                Headway Hawaii, Inc. - inactive
                         Genera Hawaii Commerce Corp. - inactive
                Headway Texas, Inc. - inactive
                         H.K.S., Inc. - inactive
                Headway Washington, Inc. - inactive
                Western SCC, Inc. - inactive
                Hallcraft Homes of Denver, Inc. - inactive
       Western Multiplex Corporation (California) - 100%
       WAI Acquisition Corp. - 100%
       Open Development Corporation (Delaware) - 100%
       Glenayre Services Ltd. (Canada) - 100%
       CNET, Inc. (Texas) - 100%
                CNET GmbH (Germany) - 100%
       Glenayre R & D Inc. (Canada) - 100%
       GTI Acquisition Corp. (Delaware) - 100%
       Glenayre Manufacturing Ltd. (Canada) - 100%
                Sunway Financial Services, Inc. - inactive
                         Sunway Management, Inc. - inactive

                                  Schedule 6.16

                            ENVIRONMENTAL DISCLOSURES

None.

                                  Schedule 6.17

                              INTELLECTUAL PROPERTY

See attached.

INTELLECTUAL PROPERTY CLAIMS BY OR AGAINST
GLENAYRE TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
October 29, 1997

INTELLECTUAL PROPERTY CLAIMS

  COJK
  File No.   Parties                         Description                                 Current Status
------------------------------------------------------------------------------------------------------------------------------------
  5-6797     Glenayre Electronics, Inc.      Theis Research has notified Glenayre of     Mobile Media and Nextel have sent letters
             and Theis Research              infringement of fifteen US patents          to Glenayre, requesting indemnification
                                             applicable to  voice messaging systems,     against infringement claims by Theis
                                             and has offered to license those            Research. Glenayre has responded in
                                             patents.                                    writing, indicating the steps that Glenayre
                                                                                         is taking and stating that Glenayre will
                                                                                         honor all existing indemnity arrangements.

                                                                                         COJK is monitoring the progress of the
                                                                                         litigation involving Octel, Northern
                                                                                         Telecom, and Pacific Telesis. Of the six
                                                                                         patents at issue in that litigation, one
                                                                                         has been declared invalid. Trial on the
                                                                                         remaining patents has been concluded. The
                                                                                         jury found Octel's Aspen and Sierra
                                                                                         products infringe the claims of the `436,
                                                                                         `817 and `647 Theis patents, but found
                                                                                         Northern Telecom's systems not infringing.
                                                                                         The jury also found the `436, `817 and `647
                                                                                         obvious and anticipated by the prior art,
                                                                                         and thus invalid. The court has issued an
                                                                                         order in conformance with the jury verdict.
                                                                                         Decisions on various post-trial motions
                                                                                         upheld the jury verdict, with the exception
                                                                                         that the court found Claim 1 of the `647
                                                                                         patent to be valid. Theis has appealed the
                                                                                         court's order to the Court of Appeals for
                                                                                         the Federal Circuit.

                                                                                         In 1994, COJK provided Glenayre with its
                                                                                         in-depth infringement opinion that
                                                                                         Glenayre's voice messaging products as then
                                                                                         configured did not infringe any of the
                                                                                         Theis patents, and recommending that
                                                                                         Glenayre continue manufacture, use and sale
                                                                                         of its voice messaging products without
                                                                                         modification. COJK provided a supplementary
                                                                                         opinion that one of the Theis patents of
                                                                                         interest to Glenayre is invalid in view of
                                                                                         the VMRS device of Commterm and other prior
                                                                                         art.

                                                                                         On 10/7/96, Theis Research again wrote to
                                                                                         Glenayre and repeated its general offer to
                                                                                         license the 15 U.S. patents in issue.
                                                                                         Settlement discussions conducted in
                                                                                         December 1996 were fruitless.

  COJK
  File No.   Parties                         Description                                 Current Status
------------------------------------------------------------------------------------------------------------------------------------
5-6797
(cont'd)                                                                                 On 4/11/97, COJK provided Glenayre with a
                                                                                         reconfirmation of its 1994 opinion, as
                                                                                         applied to Glenayre's voice messaging
                                                                                         products as currently configured.

                                                                                         Nothing has transpired lately, to COJK's
                                                                                         knowledge.

5-13206      AccessLine Technologies, Inc.   Claim by AccessLine based on U.S.P.         COJK and Glenayre are currently conducting
             v. Glenayre Electronics, Inc.   4,893,335; 5,375,161; 5,588,037;            an in-depth infringement and validity
                                             5,610,970, 5,673,299, and 25 pending        review of the AccessLine patents.
                                             U.S. patent applications, and
                                             potential corresponding patents in          AccessLine and Glenayre are engaged in
                                             other countries relating to "meet-me,"      active discussions concerning the exchange
                                             "one number" and "call management"          of cross-licenses under all patents and
                                             functions of telephone systems. Claim       patent applications of AccessLine and the
                                             by Glenayre based on U.S.P. 5,307,399       noted patents of Glenayre (and U.S.P.
                                             and 5,559,859 relating to enhanced          5,657,376).
                                             "meet-me" functions, and claim by
                                             Glenayre based on U.S.P. 4,642,425
                                             more broadly directed to a "meet-me"
                                             function.

5-12568      Competitive Technologies v.     Claim by Competitive Technologies on        Competitive Technologies offered to license
             Glenayre Electronics, Inc.      behalf of the patent owner, Intertel        Glenayre by its letter of 9/17/96. On
                                             Communications,  Inc., based  on            4/3/97, COJK informed Competitive
                                             U.S.P. 5,247,568relating to a method        Technologies that Glenayre was not
                                             for selecting a name of a person to         interested in a license, due to prior art
                                             receive an audiotext message.               patents found by COJK during a validity
                                                                                         review of the patent. No further word has
                                                                                         been received by COJK.

  COJK
  File No.   Parties                         Description                                 Current Status
------------------------------------------------------------------------------------------------------------------------------------
5-13779      ReadyCom, Inc. v. Glenayre      ReadyCom claims that use by the             This matter is under initial review by
             Electronics, Inc.               Wireless Messaging Group of "talk           COJK.
                                             balloons" in advertising infringes
                                             ReadyCom's rights in its trademark for
                                             a "talk balloon," U.S. Trademark
                                             Registration Nos. 2,070,206 and
                                             2,099,738.


6-1523       CNet, Inc. v. Concurrent        U.S. PTO Opposition No. 102,771. CNet       Settlement discussions are continuing. The
             Technologies Corporation        CNet has opposed registration in the        parties have extended the time for the
                                             U.S. of the mark CTCNET, for consulting     close of discovery to accommodate these
                                             and Internet development services           discussions. Attorneys for Concurrent
                                                                                         Technologies have taken an aggressive role
                                                                                         in this matter, which action is making it
                                                                                         difficult to structure a settlement.

6-1526           CNet, Inc. v. US WEST       U.S. PTO Opposition No. 101,904.  CNet      The parties have negotiated a settlement
                 International Systems       has opposed registration in the U.S. of     agreement which is in the process of being
                 Group, Inc.                 the mark BOS++, for computer programs.      executed.

           PATENTS, TRADEMARKS AND COPYRIGHTS OF GLENAYRE ELECTRONICS, INC. AND ITS RELATED COMPANIES (EXCLUDING OPEN DEVELOPMENT
                     CORPORATION AND WIRELESS ACCESS, INC.)

                                November 12, 1997

Pending Patent Applications
---------------------------

     Country                           Application No.               Filing Date
     Canada                            (not available)                 08/27/93
     Canada                            2,062,880                       03/12/92
     Canada                            2,091,962                       03/18/93
     Canada                            2,109,639                       11/22/93
     Canada                            2,109,737                       11/23/93
     Canada                            2,117,640                       03/01/93
     Canada                            2,126,342                       01/04/93
     Canada                            2,145,187                       08/20/93
     Canada                            2,171,634                       09/19/94
     Canada                            2,185,801                       03/17/95
     Canada                            2,193,659                       06/30/94
     Canada                            2,197,871                       03/03/95
     Canada                            2,197,887                       09/20/95
     China                             93117995.5                      09/29/93
     China                             94100280.2                      01/05/94
     China                             94193450.0                      09/19/96
     China                             94195146.4                      06/30/94
     China                             95192686.1                      03/17/95
     China                             95194982.9                      03/03/95
     European                          93302450.7                      03/30/93
     European                          93309390.8                      11/24/93
     European                          93309391.6                      11/24/93
     European                          93902937.7                      01/04/93
     European                          A93909566.7                     03/01/93
     European                          93921192.6                      08/27/93
     European                          94910263.6                      08/20/93
     European                          94922064.4                      06/30/94
     European                          94928635.5                      09/19/94
     European                          95912720.0                      03/03/95
     European                          95914107.8                      03/17/95
     European                          93920066.3                      08/13/93
     Finland                           950662                          08/13/93
     Finland                           931421                          03/30/93
     Finland                           943415                          01/04/93
     Finland                           960575                          08/27/93
     Finland                           965244                          06/30/94
     Finland                           970966                          03/03/95
     India                             517/CAL/93                      09/06/93
     India                             11/CAL/93                       01/05/93
     India                             158/CAL/93                      03/16/93
     India                             172CAL95                        02/20/95
     India                             1763/CAL/96                     10/07/96
     India                             476/CAL/93                      08/17/93
     India                             492/CAL/93                      08/25/93
     India                             525CAL94                        07/04/94

    Country                           Application No.                Filing Date
     India                             785CAL94                        09/26/94
     Israel                            117156                          02/16/96
     Korea                             93-5084                         03/30/93
     Korea                             94-702457                       01/04/93
     Korea                             95-700617                       08/13/93
     Korea                             95-701111                       08/20/93
     Korea                             96-700709                       08/27/93
     Korea                             96-701445                       09/19/94
     Korea                             96-705165                       03/17/95
     Korea                             97-701561                       03/03/95
     Korea                             97-701589                       08/20/95
     PCT                               (not available)                 10/31/96
     PCT                               (not available)                 11/15/96
     PCT                               PCT/US96/12914                  08/07/96
     PCT                               PCT/US96/13771                  08/22/96
     PCT                               PCT/US96/16412                  10/10/96
     PCT                               PCT/US96/17390                  11/01/96
     PCT                               PCT/US97/00810                  01/08/97
     PCT                               PCT/US97/02248                  02/13/97
     PCT                               PCT/US97/02352                  02/13/97
     PCT                               PCT/US97/03451                  03/07/97
     PCT                               PCT/US97/04057                  03/04/97
     PCT                               PCT/US97/06949                  04/25/97
     PCT                               PCT/US97/12079                  07/11/97
     PCT                               PCT/US97/12080                  07/11/97
     PCT                               PCT/US97/l2083                  07/11/97
     PCT                               PCT/US97/17592                  09/29/97
     PCT                               PCT/US97/12048                  07/11/97
     PCT                               PCT/US97/12098                  07/11/97
     Sweden                            96-00966.7                      09/19/94
     Sweden                            9701046-6                       09/20/95
     United States                     08/496,829                      06/29/95
     United States                     08/513,546                      08/10/95
     United States                     08/522,871                      09/01/95
     United States                     08/601,370                      02/14/96
     United States                     08/702,291                      08/19/96
     United States                     08/743,983                      10/31/96
     United States                     08/759,624                      12/05/96
     United States                     08/825,728                      04/02/97
     United States                     08/852,390                      05/07/97
     United States                     08/864,662                      05/28/97
     United States                     08/893,529                      07/11/97
     United States                     08/474,332                      06/07/95
     United States                     08/549,055                      10/27/95
     United States                     08/559,540                      11/16/95
     United States                     08/601,118                      02/14/96
     United States                     08/604,159                      02/21/96
     United States                     08/611,461                      03/04/96
     United States                     08/612,748                      03/08/96
     United States                     08/640,719                      05/01/96
     United States                     08/717,075                      09/23/96
     United States                     08/722,375                      09/30/96
     United States                     08/741,396                      10/29/96
     United States                     08/751,226                      11/15/96

    Country                           Application No.                Filing Date
     United States                     08/764,798                      12/12/96
     United States                     08/792,620                      01/31/97
     United States                     08/795,063                      02/05/97
     United States                     08/824,685                      04/08/97
     United States                     08/850,940                      05/05/97
     United States                     08/893,528                      07/11/97
     United States                     08/893,531                      07/11/97
     United States                     08/893,537                      07/11/97
     United States                     08/932,006                      09/17/97
     United States                     60/021,617                      07/12/96
     United States                     60/022,045                      07/22/96

     Issued Patents
     --------------

     Country                           Patent No.                     Issue Date
     Australia                         555,497                         05/17/84
     Canada                            1,126,341                       06/22/82
     Canada                            1,214,218                       11/18/86
     Canada                            1,254,979                       05/30/89
     Canada                            2,028,016                       10/19/90
     Canada                            2,081,675                       11/21/95
     Canada                            2,142,730                       08/13/93
     United Kingdom                    2,140,253                       04/29/87
     United Kingdom                    2,158,678                       10/26/88
     United Kingdom                    2,173,975                       04/29/87
     United Kingdom                    2,174,272                       04/29/87
     United States                     4,577,060                       03/18/86
     United States                     4,642,425                       02/10/87
     United States                     5,039,966                       08/13/91
     United States                     5,195,644                       03/23/93
     United States                     5,227,741                       07/13/93
     United States                     5,243,299                       09/07/93
     United States                     5,307,399                       04/26/94
     United States                     5,333,194                       07/26/94
     United States                     5,365,569                       11/15/94
     United States                     5,369,682                       11/29/94
     United States                     5,414,734                       05/09/95
     United States                     5,416,808                       05/16/95
     United States                     5,418,818                       05/23/95
     United States                     5,455,546                       10/03/95
     United States                     5,473,638                       12/05/95
     United States                     5,481,258                       01/02/96
     United States                     5,485,463                       01/16/96
     United States                     5,513,215                       04/30/96
     United States                     5,559,859                       09/24/96
     United States                     5,626,406                       05/06/97
     United States                     5,657,376                       08/12/97
     United States                     5,663,715                       09/02/97
     United States                     5,666,378                       09/09/97

Trademark Applications
----------------------

  Country                      Application No.                 Filing Date
  Argentina                    2,002,206                       10/02/95
  Argentina                    2,002,207                       10/02/95
  Argentina                    2,002,208                       10/02/95
  Argentina                    2074545                         03/24/97
  Argentina                    2074546                         03/24/97
  Bahrain                      306/96                          02/27/96
  Bahrain                      307/96                          02/27/96
  Bahrain                      308/96                          02/27/96
  Bahrain                      453/96                          03/13/96
  Bangladesh                   45271                           12/13/95
  Bangladesh                   45621                           12/13/95
  Brazil                       Information not yet available
  Brazil                       Information not yet available
  Brazil                       818968648                       12/08/95
  Brazil                       818968656                       12/08/95
  Brunei Darussalam            25,797                          02/29/96
  Bulgaria                     32,470                          10/04/95
  Canada                       Information not yet available
  Canada                       809,609                         04/11/96
  Canada                       809,629                         04/11/96
  Chile                        Information not yet available
  Chile                        Information not yet available
  Chile                        Information not yet available
  China                        Information not yet available
  China                        Information not yet available
  China                        Information not yet available
  China                        950154286                       12/07/95
  China                        950154287                       12/07/95
  China                        970043610                       05/09/97
  China                        970043611                       05/09/97
  CTM                          174565                          04/01/96
  CTM                          422576                          Not yet confirmed
  CTM                          495010                          Not yet confirmed
  CTM                          495028                          Not yet confirmed
  CTM                          501536                          Not yet confirmed
  CTM                          501577                          Not yet confirmed
  Czech Republic               0-104523                        10/02/95
  Egypt                        88065                           02/09/93
  Egypt                        97725                           10/05/95
  Egypt                        97726                           10/05/95
  Egypt                        97727                           10/05/95
  El Salvador                  3710/94                         10/14/94
  El Salvador                  4602/95                         10/24/95
  El Salvador                  4603/95                         10/24/95
  El Salvador                  4604/95                         10/24/95
  Germany                      395 50 274.8                    12/08/95
  Greece                       119029                          05/05/94
  Greece                       126,428                         10/04/95
  Hong Kong                    1995-12485                      10/05/95
  Hong Kong                    3953/97                         03/26/97
  Hong Kong                    3954/97                         03/26/97
  India                        Information not yet available

  Country                      Application No.                 Filing Date
  India                        Information not yet available
  India                        562,527                         11/25/91
  India                        682831                          10/09/95
  Indonesia                    J95-23387                       12/08/95
  Indonesia                    D97 9232                        05/15/97
  Indonesia                    D97 9233                        05/15/97
  Indonesia                    J95 23385                       12/08/95
  Indonesia                    J95 23386                       12/08/95
  Iran                         106,770                         02/15/93
  Ireland                      96/1581                         03/01/96
  Ireland                      96/1580                         03/01/96
  Ireland                      96/1579                         03/01/96
  Israel                       102,243                         12/07/95
  Israel                       102,244                         12/07/95
  Israel                       102,245                         12/07/95
  Israel                       102,246                         12/07/95
  Italy                        RM95C/004718                    10/13/95
  Japan                        1995-101915                     10/03/95
  Japan                        1995-101914                     10/03/95
  Japan                        1995-101913                     10/03/95
  Japan                        1997-32744                      03/26/97
  Japan                        1997-32743                      03/26/97
  Kuwait                       Information not yet available
  Kuwait                       Information not yet available
  Kuwait                       Information not yet available
  Kuwait                       31080                           05/23/95
  Lebanon                      067552                          12/08/95
  Lebanon                      067553                          12/08/95
  Malaysia                     94-10241                        11/08/94
  Malaysia                     97-05202                        04/23/97
  Malaysia                     97-05201                        04/23/97
  Malaysia                     96-00716                        01/19/96
  Malta                        25880                           06/25/96
  Mexico                       Information not yet available
  Mexico                       291046                          03/31/97
  Mexico                       291046                          03/31/97
  Mexico                       299611                          06/26/97
  New Zealand                  254246                          10/02/95
  New Zealand                  254247                          10/02/95
  New Zealand                  254248                          10/02/95
  Norway                       95.6630                         10/24/95
  Oman                         5949                            08/21/91
  Oman                         12305                           10/01/95
  Oman                         12306                           10/01/95
  Oman                         12307                           10/01/95
  Pakistan                     133689                          01/09/96
  Pakistan                     133690                          01/09/96
  Panama                       078744                          12/14/95
  Panama                       078745                          12/14/95
  Panama                       078746                          12/14/95
  Paraguay                     20237                           10/04/95
  Paraguay                     20238                           10/04/95
  Paraguay                     20239                           10/04/95
  Philippines                  97224                           12/20/94

  Country                      Application No.                 Filing Date
  Philippines                  105940                          02/12/96
  Philippines                  105941                          02/12/96
  Philippines                  105942                          02/12/96
  Poland                       Z-152,223                       10/10/95
  Portugal                     312,807                         10/03/95
  Puerto Rico                  Information not yet available
  Qatar                        13996                           09/30/95
  Qatar                        13997                           09/30/95
  Qatar                        13998                           09/30/95
  Romania                      Not yet available               02/21/96
  Romania                      Information not yet available
  Russian Federation           95711126                        10/05/95
  Saudi Arabia                 31292                           10/15/95
  Saudi Arabia                 31293                           10/15/95
  Saudi Arabia                 31294                           10/15/95
  Singapore                    4096/97                         04/08/97
  Singapore                    4097/97                         04/08/97
  Singapore                    10050/95                        10/19/95
  Singapore                    10051/95                        10/19/95
  Singapore                    10052/95                        10/19/95
  Slovakia                     65007                           08/02/95
  Slovakia                     104523                          10/02/95
  South Africa                 95/16169                        12/06/95
  South Africa                 95/16168                        12/06/95
  South Africa                 95/16167                        12/06/95
  South Africa                 95/16166                        12/06/95
  South Korea                  Information not yet available
  South Korea                  Information not yet available
  South Korea                  96-38915                        09/02/96
  South Korea                  97-15316                        04/03/97
  South Korea                  96-10855                        09/02/96
  South Korea                  95-9650                         10/05/95
  South Korea                  95-9649                         10/05/95
  Sri Lanka                    72593                           12/08/94
  Sri Lanka                    76395                           11/09/95
  Sri Lanka                    76396                           11/09/95
  Sri Lanka                    76397                           11/09/95
  Sweden                       95-14540                        12/15/95
  Taiwan                       (86)15050                       03/28/97
  Taiwan                       (86)15051                       03/28/97
  Taiwan                       (86)15052                       03/28/97
  Taiwan                       (86)15053                       03/28/97
  Taiwan                       (86)15054                       03/28/97
  Taiwan                       (84)62055                       12/08/95
  Thailand                     Information not yet available
  Thailand                     Information not yet available
  Thailand                     299408                          12/19/95
  Turkey                       Information not yet available
  Ukraine                      95123390/T                      12/14/95
  Ukraine                      95123343/T                      12/08/95
  United Arab Emirates         9066                            01/30/95
  United Arab Emirates         13160                           10/08/95
  United Arab Emirates         13161                           10/08/95
  United Arab Emirates         13162                           10/08/95

  Country                      Application No.                 Filing Date
  United States                Information not yet available
  United States                74/723,509                      08/30/95
  United States                74/723,285                      08/31/95
  United States                74/656,450                      04/05/95
  United States                74/504,130                      03/22/94
  United States                75/168,534                      09/19/96
  United States                75/025,687                      11/29/95
  United States                75/014,105                      11/02/95
  Uruguay                      281720                          10/03/95
  Venezuela                    16212-95                        10/16/95
  Venezuela                    16213-95                        10/16/95
  Venezuela                    16214-95                        10/16/95
  Venezuela                    16493-93                        09/08/93


Trademark Registrations
-----------------------

   Country                     Registration No.                Registration Date
   Argentina                   1.611.152                       08/12/96
   Argentina                   1.611.153                       08/12/96
   Argentina                   1.611.154                       08/12/96
   Argentina                   1.511.272                       03/31/94
   Australia                   680124                          12/07/95
   Austria                     162 435                         02/09/96
   Austria                     146 820                         04/21/93
   Benelux                     525675                          01/20/93
   Benelux                     583962                          10/01/96
   Bolivia                     58469-C                         04/21/95
   Bolivia                     62626-C                         11/27/96
   Bolivia                     62628-C                         11/27/96
   Bolivia                     62627-C                         11/27/96
   Brazil                      817353542                       01/10/95
   Brazil                      817353585                       01/10/95
   Brunei Darussalarn          21,781                          02/29/96
   Bulgaria                    26,059                          05/22/95
   Canada                      265,612                         01/08/82
   Canada                      343,276                         07/29/88
   Canada                      354,849                         04/21/89
   Canada                      363,188                         11/10/89
   Canada                      364,274                         01/12/90
   Canada                      377,832                         01/04/91
   Canada                      404,217                         10/30/92
   Canada                      415,976                         08/27/93
   Canada                      799,508                         03/20/97
   Chile                       419,162                         12/29/93
   China                       664393                          11/07/93
   China                       1031785                         06/14/97
   Colombia                    170425                          11/29/94
   Colombia                    183627                          01/31/96
   Colombia                    184450                          02/27/96
   Colombia                    184811                          03/01/96
   Czech Republic              174731                          01/31/94
   Denmark                     VR 00.063 1996                  01/05/96
   Denmark                     VR 07.436 1993                  10/22/93

   Country                     Registration No.                Registration Date
   Ecuador                     453-96                          09/23/96
   Ecuador                     786-97                          08/28/97
   Ecuador                     787-97                          08/28/97
   Ecuador                     788-97                          08/28/97
   Finland                     129,667                         12/20/93
   Finland                     203,224                         11/29/96
   France                      93458007                        09/24/93
   France                      95591164                        08/02/96
   Germany                     2058553                         03/02/94
   Hong Kong                   2158/97                         06/09/95
   Hong Kong                   2159/97                         06/09/95
   Hong Kong                   4406/94                         07/25/94
   Hungary                     143 646                         10/04/95
   Hungary                     134,664                         5/10/93
   Indonesia                   356199                          01/05/95
   Ireland                     172172                          12/07/95
   Ireland                     172173                          12/07/95
   Italy                       659776                          03/15/93
   Japan                       2698568                         10/31/94
   Jordan                      10047                           12/18/96
   Jordan                      10048                           12/18/96
   Liechtenstein               8895                            02/22/95
   Liechtenstein               9606                            01/09/96
   Macau                       N/000002                        05/14/96
   Macau                       N/000001                        08/29/96
   Macau                       N/000003                        08/29/96
   Macau                       N/000004                        08/29/96
   Malta                       22408                           05/18/93
   Mexico                      432199                          03/23/93
   Mexico                      521115                          04/26/96
   Mexico                      521116                          04/26/96
   Mexico                      521117                          04/26/96
   New Zealand                 239703                          11/18/96
   Norway                      161872                          03/17/94
   Panama                      074288                          02/03/95
   Paraguay                    173551                          12/13/94
   Peru                        005398                          02/16/94
   Peru                        006167                          01/17/96
   Peru                        006168                          01/17/96
   Peru                        280717                          04/08/96
   Poland                      90845                           07/02/96
   Portugal                    289,030                         01/25/94
   Puerto Rico                 37,641                          12/19/95
   Puerto Rico                 37,642                          12/19/05
   Puerto Rico                 67,640                          07/01/06
   Qatar                       9020                            08/26/91
   Russian Federation          125,129                         04/10/95
   Saudi Arabia                16,212                          03/24/92
   Singapore                   3819/91                         04/12/91
   South Korea                 240,792                         06/13/92
   Spain                       1749985                         12/03/93
   Spain                       1999614                         11/30/95
   Spain                       1999615                         11/30/95
   Spain                       1999616                         11/30/95

   Country                     Registration No.                Registration Date
   Sweden                      314 750                         06/28/96
   Switzerland                 405781                          12/03/93
   Switzerland                 433650                          10/3/95
   Taiwan                      086562                          12/01/96
   Taiwan                      87945                           01/16/97
   Taiwan                      88386                           02/01/97
   Thailand                    Bor4721                         08/23/96
   Thailand                    Bor4705                         08/23/96
   Thailand                    155,156                         04/30/91
   Turkey                      145657                          05/28/93
   United Kingdom              1461117                         03/24/95
   United Kingdom              2016383                         05/31/96
   United Kingdom              2,039,273                       10/02/95
   United States               1,190,503                       02/23/82
   United States               1,234,407                       04/12/83
   United States               1,298,505                       10/02/84
   United States               1,317,724                       02/05/85
   United States               1,326,326                       03/19/85
   United States               1,326,327                       03/19/85
   United States               1,474,000                       01/26/88
   United States               1,591,739                       04/17/90
   United States               1,616,464                       10/09/90
   United States               1,617,353                       10/16/90
   United States               1,630,621                       01/08/91
   United States               1,760,616                       03/23/93
   United States               1,772,814                       05/25/93
   United States               1,985,442                       07/09/96
   Uruguay                     265,017                         08/11/94
   Vietnam                     22 256                          09/09/96
   Vietnam                     s10167                           12/15/93


Copyright Registrations
-----------------------

             Country                                       Registration No.
             Canada                                             455083
             Canada                                             455084
             Canada                                             455085
             Canada                                             456566
             Canada                                             456567
             Canada                                             456568
             Canada                                             456569
             Canada                                             456570
             Canada                                             457995
             Canada                                             458264
             Canada                                             458383
             Canada                                             458643
             Canada                                             458644
             Canada                                             458705
             Canada                                             459397
             Canada                                             459681
             Canada                                             459682
             Canada                                             460573
             Canada                                             460574

             Country                                       Registration No.
             Canada                                             460575
             Canada                                             460576
             Canada                                             460577
             Canada                                             460578
             Canada                                            461,487
             Canada                                            461,488
             Canada                                            461,489
             Canada                                            461,490
             Canada                                             461745
             Canada                                             461771
             Canada                                             461772
             Canada                                            462,339
             Canada                                            462,340
             Canada                                            462,341
             Canada                                            462,342
          United States                                      TX 3-750-424
          United States                                      TX 3-777-462
          United States                                      TX 3-781-957
          United States                                      TX 3-783-259
          United States                                      TX 3-806-183
          United States                                      TX 3-806-950
          United States                                      TX 3-806-951
          United States                                      TX 3-830-653
          United States                                      TX 3-956-896
          United States                                      TX 4-014-876
          United States                                      TX 4-026-471
          United States                                      TX 4-423-060
          United States                                      TX 4-504-075
          United States                                      TX 4-549-588
          United States                                       TX-334-429
          United States                                      TX 1-524-800
          United States                                      TX 1-530-409
          United States                                      TX 1-532-448
          United States                                      TX 1-646-289
          United States                                      TX 1-646-297
          United States                                      TX 2-996-556
          United States                                      TX 3 859 766
          United States                                      TX 3-608-251
          United States                                      TX 3-618-963
          United States                                      TX 3-667-563
          United States                                      TX 3-757-850
          United States                                      TX 3-757-856
          United States                                      TX 3-757-857
          United States                                      TX 3-759-197
          United States                                      TX 3-759-199
          United States                                      TX 3-759-961
          United States                                      TX 3-764-013
          United States                                      TX 3-765-146
          United States                                      TX 3-767-397
          United States                                      TX 3-769-138
          United States                                      TX 3-769-139
          United States                                      TX 3-769-192
          United States                                      TX 3-776-243
          United States                                      TX 3-782-001

             Country                                       Registration No.
          United States                                      TX 3-783-002
          United States                                      TX 3-783-573
          United States                                      TX 3-790-309
          United States                                      TX 3-805-888
          United States                                      TX 3-806-182
          United States                                      TX 3-806-949
          United States                                      TX 3-818-577
          United States                                      TX 3-829-201
          United States                                      TX 3-833-554
          United States                                      TX 3-846-111
          United States                                      TX 3-951-285
          United States                                      TX 3-978-615
          United States                                      TX 3-987-898
          United States                                      TX 4-009-777
          United States                                      TX 4-011-632
          United States                                      TX 4-022-294
          United States                                      TX 4-022-295
          United States                                      TX 4-022-296
          United States                                      TX 4-027-361
          United States                                      TX 4-083-652
          United States                                      TX 4-121-144
          United States                                      TX 4-121-145
          United States                                      TX 4-121-146
          United States                                      TX 4-121-150
          United States                                      TX 4-236-928
          United States                                      TX 4-264-000
          United States                                      TX 4-280-918
          United States                                      TX 4-334-430
          United States                                      TX 4-334-431
          United States                                      TX 4-378-579
          United States                                      TX 4-378-580
          United States                                      TX 4-378-581
          United States                                      TX 4-409-492
          United States                                      TX 4-416-411
          United States                                      TX 4-441-335
          United States                                      TX 4-493-904
          United States                                      TX 4-493-938
          United States                                      TX 4-493-947
          United States                                      TX 4-493-948
          United States                                      TX 4-493-949
          United States                                      TX 4-493-950
          United States                                      TX 4-514-781
          United States                                      TX 4-523-387
          United States                                      TX 4-529-656
          United States                                      TX 4-530-598
          United States                                      TX 4-530-599
          United States                                      TX 4-530-600
          United States                                      TX 4-532-875
          United States                                      TX 4-533-342
          United States                                      TX 4-539-305
          United States                                      TX 4-539-309
          United States                                      TX 4-539-397
          United States                                      TXu 4 63786
          United States                                      TXu 649-224

             Country                                       Registration No.
          United States                                      TXu 650-661
          United States                                      TXu 742-383
          United States                                      TXu 742-384-

Open Development
INTELLECTUAL PROPERTY

Registrations and Applications: None

Copyrights (unregistered):

Software Programs and Software Applications:
openMEDIA Prepaid Calling Card (versions 2.x, 3.x and 4.x) openMEDIA Enhanced Calling Card (versions 1.x, 3.x, and 4.x) openMEDIA Wireless Prepaid (versions 2.x, 3.x, and 4.x) openMEDIA Prepaid Calling Card Service Control Point (version 1.x, and 2.x) openMEDIA Enhanced Calling Card Service Control Point (version 1.x, and 2.x) openMEDIA Wireless Prepaid Service Control Point (version 1.x, and 2.x) openMEDIA Administration openMEDIA Customer Service openMEDIA Automatic Call Distribution
SCP
SCE (new architecture for openMEDIA)

Written Materials:
openMEDIA Prepaid Calling Card (versions 2.x, 3.x and 4.x) user documentation, training material and support information.
openMEDIA Enhanced Calling Card (versions 1.x, 3.x, and 4.x) user documentation, training material and support information.
openMEDIA Wireless Prepaid (versions 2.x, 3.x, and 4.x) user documentation, training material and support information.
openMEDIA Prepaid Calling Card Service Control Point (version 1.x, and 2.x) user documentation, training material and support information.
openMEDIA Enhanced Calling Card Service Control Point (version 1.x, and 2.x) user documentation, training material and support information.
openMEDIA Wireless Prepaid Service Control Point (version 1.x, and 2.x) user documentation, training material and support information.
openMEDIA Administration user documentation, training material and support information.
openMEDIA Customer Service user documentation, training material and support information.
openMEDIA Automatic Call Distribution user documentation, training material and support information.

Written Materials In Process:
SCP
SCE (new architecture for openMEDIA)

Trademarks (unregistered):

Open Development
ODC
openMEDIA
openPLATINUM
SCP
SCE


Internet Domain Name:  opendev

                                  Schedule 7.6

                                    INSURANCE

See attached.

[Attached 1 page is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.]

                                  Schedule 8.1

                                  INDEBTEDNESS

Open Development Corp.

     1.   Cable & Wireless

               $450,000 outstanding at 9 1/2% payable in monthly installments

     2.   Fleet Bank

               a. $1,000,000 term note dated 6/27/96, as amended 6/27/97; 48 months; $708,333 outstanding

               b. $1,000,000 term note dated 6/20/97; 36 months; $916,666 balance outstanding

               c. $2,000,000 revolving note dated 6/20/97; $900,000 balance outstanding

                                Exhibit 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING

NationsBank, N. A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

     The undersigned, GLENAYRE ELECTRONICS, INC. (the "Borrower"), refers to the Credit Agreement dated as of October 31, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders and NationsBank, N. A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to
Section 2.1 of the Credit Agreement that it requests a Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)  Date of Borrowing (which is a Business Day)         _______________________

(B)  Principal Amount of Borrowing                       _______________________

(C)  Interest rate basis                                 _______________________

(D)  Interest Period and the last day thereof            _______________________


     In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                            GLENAYRE ELECTRONICS, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                 Exhibit 2.1(e)

                             FORM OF REVOLVING NOTE

$_________________                                              October 31, 1997


     FOR VALUE RECEIVED, GLENAYRE ELECTRONICS, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of NationsBank, N. A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Guarantors, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

     Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees limited as set forth in the Credit Agreement.

     This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            GLENAYRE ELECTRONICS, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                   Exhibit 3.2

                     FORM OF NOTICE OF EXTENSION/CONVERSION

NationsBank, N. A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

     The undersigned, GLENAYRE ELECTRONICS, INC. (the "Borrower"), refers to the Credit Agreement dated as of OCTOBER 31, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders and NationsBank, N. A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to
Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which is the last day of the
     the applicable Interest Period)                     _______________________

(B)  Principal Amount of Extension or Conversion         _______________________

(C)  Interest rate basis                                 _______________________

(D)  Interest Period and the last day thereof            _______________________

     In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                            GLENAYRE ELECTRONICS, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                Exhibit 5.1(c)(i)

                              FORM OF LEGAL OPINION

                               Exhibit 5.1(c)(ii)

                              FORM OF LEGAL OPINION

                                 Exhibit 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

     For the fiscal quarter ended _________________, 19___.

     I, ______________________, [Title] of GLENAYRE ELECTRONICS, INC. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of OCTOBER 31, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N. A., as Agent:

     a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments; and

     b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

     Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

     This ______ day of ___________, 19__.


                                              GLENAYRE ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                       Attachment to Officer's Certificate

                       Computation of Financial Covenants

                                  Exhibit 7.12

                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the "Domestic
Subsidiary"), and NATIONSBANK, N. A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of OCTOBER 31, 1997, by and among GLENAYRE ELECTRONICS, INC., a Colorado corporation (the "Borrower"), the other Credit Parties party thereto, the Lenders party thereto and NationsBank,
N. A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Domestic Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Domestic Subsidiary to become a "Guarantor".

     Accordingly, the Domestic Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Domestic Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Domestic Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Domestic Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Domestic Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

     2. The address of the Domestic  Subsidiary  for purposes of all notices and
other  communications  is  ____________________,   ____________________________,
Attention of ______________ (Facsimile No. ____________).

     3. The Domestic Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Domestic Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Domestic Subsidiary.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina without reference to the conflicts or choice of law principles thereof.

     IN WITNESS WHEREOF, the Domestic Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                              [DOMESTIC SUBSIDIARY]


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              Acknowledged and accepted:

                                              NATIONSBANK, N. A., as Agent

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                 Exhibit 11.3(b)

                        FORM OF ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of October 31, 1997, as amended and modified from time to time thereafter (the "Credit Agreement") among GLENAYRE ELECTRONICS, INC., the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N. A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.11.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina without regard to the conflicts or choice of law principles thereof.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.

                                              ____________________, as Assignor

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              _____________________, as Assignee

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________


                                              Notice address of Assignee:

                                              <<Assignee>>
                                              __________________________________
                                              __________________________________
                                              Attn: ____________________________
                                              Telephone: (___) _________________
                                              Telecopy:  (___) _________________

CONSENTED TO:

NATIONSBANK, N. A., *
as Agent

By:_______________________________
Name:_____________________________
Title:____________________________


GLENAYRE ELECTRONICS, INC.*

By:_______________________________
Name:_____________________________
Title:____________________________




--------
*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee."

*    Required if the Assignee is an Eligible Assignee solely by reason of clause
     (iii) of the definition of "Eligible Assignee."

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

(a)     Date of Assignment:

(b)     Legal Name of Assignor:

(c)     Legal Name of Assignee:

(d)     Effective Date of Assignment* :

(e)     Commitment Percentage Assigned (expressed as a percentage
        set forth to at least 8 decimals)                                      %

(f)     Commitment Percentage of Assignee after giving effect to
        this Assignment and Acceptance as of the Effective Date
        (set forth to at least 8 decimals)                                     %

(g)     Commitment Percentage of Assignor after giving effect to
        this Assignment and Acceptance as of the Effective Date
        (set forth to at least 8 decimals)                                     %

(h)     Committed Amount as of Effective Date                       $___________

(i)     Dollar Amount of Assignor's Commitment Percentage as of
        the Effective Date (the amount set forth in (h)
        multiplied by the percentage set forth in (g))              $___________

(j)     Dollar Amount of Assignee's Commitment Percentage as of
        the Effective Date (the amount set forth in (h)
        multiplied by the percentage set forth in (f))              $___________



--------

* This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Agent.